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                                                                     EXHIBIT 5.1




November 2, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:      Coca-Cola Enterprises Inc.;
         Registration Statement on Form S-3

Gentlemen:

I have acted as counsel to Coca-Cola Enterprises Inc. (the "Company") in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the proposed public offering and sale of up to $1,000,000,000 aggregate principal amount of the Company's senior debt securities (the "Debt Securities"), warrants to purchase Debt Securities (the "Debt Warrants") and warrants to receive from the Company the cash value in U.S. dollars of the right to purchase and to sell such foreign currencies or units of two or more currencies as shall be designated by the Company at the time of offering (the "Currency Warrants"). The Debt Securities, Debt Warrants and Currency Warrants are collectively called the "Securities." The Debt Securities will be issued under an Indenture (the "Indenture") dated as of July 30, 1991, as amended by a First Supplemental Indenture dated as of January 29, 1992, between the Company and Chemical Bank (as successor by merger to Manufacturers Hanover Trust Company), as Trustee. The Debt Warrants and/or Currency Warrants (together, the "Warrants") will be issued under warrant agreements ("Warrant Agreements") between the Company and a Warrant Agent.

The opinions set forth in numbered paragraphs 1 and 2 below are given to the Commission pursuant to Item 21 of Form S-3 and Item 601(b)(5) of Regulation S-K. All capitalized terms not otherwise defined herein have the same meanings as defined in the Registration Statement.

In rendering the opinions set forth in numbered paragraphs 1 and 2 below, I have examined such agreements, documents, instruments and records as I deemed necessary or appropriate under the circumstances for me to express such opinions. In rendering such opinions, I also






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Securities and Exchange Commission
November 2, 1995
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have assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee, (ii) prior to the offering and sale of Debt Securities, the officers of the Company duly authorized by the Company's Board of Directors or a committee thereof will authorize by proper corporate action the terms of and the prices at which the Debt Securities are to be issued and sold pursuant to the terms of the Indenture, and (iii) prior to the offering and sale of Warrants, the officers of the Company duly authorized by the Company's Board of Directors or a committee thereof and the applicable Warrant Agent will authorize by proper corporate action the terms of the Warrant Agreements and that the Warrant Agreements will be duly executed and delivered by the Company and by the applicable Warrant Agent.

With regard to the opinions set forth in numbered paragraphs 1 and 2 below, insofar as they relate to the Debt Securities and the Warrants as valid, binding and enforceable obligations of the Company, I have relied solely upon an opinion letter dated September 19, 1995 from Cravath, Swaine & Moore, New York, New York, with respect to all matters of New York law related thereto.

1. The Debt Securities, when duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that the enforcement thereof may be limited by
(A) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

2. The Warrants, when duly executed by the Company and countersigned by the Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement, except to the extent that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I hereby consent to the reference made to






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Securities and Exchange Commission
November 2, 1995
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me under the heading "Legal Matters" set forth in the prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


Very truly yours,


/s/ Lowry F. Kline
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Lowry F. Kline